EXHIBIT 10.13


         AMENDMENT NO. 4 TO CLASS A SHAREHOLDERS AGREEMENT


     This Amendment No. 4 to the Class A Shareholders Agreement is made as of this 29th day of January, 1997, but is effective as of September 28, 1996, by and between PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a Delaware corporation (the "Corporation"), and the individual and corporate shareholders (the "Shareholders") of the Corporation whose signatures appear in the signature pages hereto.

     WHEREAS, the undersigned are all parties to that certain Class A Shareholders Agreement dated as of April 27, 1987, as amended under Amendment No. 1 to Class A Shareholders Agreement dated as of July, 1990, Amendment No. 2 to Class A Shareholders Agreement dated as of November 5, 1993 and Amendment No. 3 to Class A Shareholders Agreement dated as of August 28, 1995 (hereinafter the "Agreement"); and

     WHEREAS, on September 28, 1996, the parties hereto executed a Stock Option Agreement (the "Option Agreement") whereby all of the current Class A shareholders of the Corporation granted to Mr. Rafael Nin an option to purchase all 5,000,000 Class A shares of the Corporation for a purchase price of $1 per share, which option is exercisable within a period of two
(2) years from the date thereof; and

     WHEREAS, also on September 28, 1996, the parties hereto executed a Voting Trust Agreement (the "Voting Trust Agreement") whereby all Class A shareholders of the Corporation delivered and deposited with Mr. Nin the 5,000,000 Class A shares of the Corporation in a voting trust, granting thereby to Mr. Nin the right to vote said shares in all shareholder meetings; and

     WHEREAS, the Shareholders and the Corporation have determined that it would be in the best interests of the Corporation and in the best long-term interests of the Shareholders that the Shareholders maintain their existing ownership interests in the Corporation during the aforementioned two year period of time; and

     WHEREAS, in consideration of their agreement to maintain their existing ownership interests for such aforementioned two year period of time, and in consideration of the agreements set forth in the Option Agreement and the Voting Trust Agreement, the Corporation and the Shareholders have agreed to release each other from the restrictions on transfer contained in the Shareholders Agreement after the expiration of such aforementioned two year period of time, except for those restrictions set forth herein, in the Option Agreement (to the extent such Agreement is still in effect), the Voting Trust Agreement or the Exclusive Bottling Appointments dated April 27, 1987 (the "EBAs"), between Pepsico, Inc., the Corporation and the shareholders specified in the EBAs; and

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     WHEREAS, the parties hereto had reached  an  agreement in principle as to the matters set forth herein on or about September 28, 1996, but had failed to reduce such agreement to writing, and they now wish to do so;

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement, as amended.

     SECTION 2. The Shareholders and the Corporation agree that, notwithstanding anything to the contrary in the Shareholders Agreement (including without limitation Sections 5 through 8 thereof), for a period beginning on September 28, 1996, and ending on and including September 28, 1998, they will not sell, pledge or otherwise transfer any of their Shares (which term includes both Class A and Class B shares of the Corporation), except with the prior written consent of the Corporation. On and after September 29, 1998, the restrictions on transfer set forth in Sections 3, 4, 5, 6, 7, 8 or 11 of the Shareholders Agreement shall no longer be applicable; provided, however, that (i) Class A Shares subject to the Voting Trust Agreement or the Option Agreement (to the extent such agreement is still in effect) shall continue to be subject to the restrictions on transfer and other terms of the Voting Trust Agreement and the Option Agreement, respectively; (ii) all Shares shall be subject to the restrictions on transfer imposed by applicable law; and (iii) the Shareholders may not, except at the request of the Corporation, sell or otherwise transfer any Shares if such sale or transfer would give Pepsico, Inc. the right to terminate any of the EBAs.

     SECTION 3. Promptly after the execution of this Amendment No. 4 the parties shall negotiate and execute a registration rights agreement in customary form granting to the Shareholders the right to require the Corporation to register for resale, at the Corporation's expense, some or all of the Shares held by one or more Shareholders (provided the number of Shares to be registered exceeds a specified minimum number of Shares).

     SECTION 4. Other than for the amendments herein set forth, the Agreement, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, shall remain in full force and effect, unaltered and unchanged, with the provisions of this Amendment No. 4 being fully incorporated to the Agreement and Amendment No. 1, Amendment No. 2 and Amendment No. 3.

     SECTION 5. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Amendment shall be effective against and bind any given Shareholder upon the execution of this Amendment by such Shareholder and the Corporation, notwithstanding that any other Shareholder may not have executed this Agreement.

     IN WITNESS WHEREOF, the parties hereto execute this Amendment No. 4 to Class A Shareholders Agreement as of the date first above written.


     CORPORATION                        SHAREHOLDERS
     ___________                        ____________

PEPSI-COLA PUERTO RICO
   BOTTLING COMPANY

                                    /s/ Charles H. Beach
By: /S/ RAFAEL NIN                  /S/ PATRICIA BEACH
    ______________                  _____________________
                                   Charles  H.  Beach  (for  himself and on
                                   behalf of his wife, Patricia  B.  Beach,
                                   and   as   trustee  under  Voting  Trust
                                   Agreement and  attorney-in-fact  for the
                                   benefit  of  Sandra  Waugh, Linda McCune
                                   and Charles Beach, Jr.)


                                    /S/ MICHAEL J. GERRITS
                                    ________________________________________
                                   Michael J. Gerrits (for  himself  and as
                                   Trustee  under  Voting  Trust  Agreement
                                   dated April 27, 1987, for the benefit of
                                   Michael  J. Gerrits Investments Limited,
                                   Anne Gerrits,  the  Anne  Gerrits Trust,
                                   the  Patrick T. Gerrits Trust,  and  the
                                   Christine M. Gerrits Trust, James C. and
                                   Laure  L.  Keavney,  Thomas  J. Lawless,
                                   Ronald  Robison, William A. Proulx,  and
                                   the Estate of James O'Brien)


                                    /S/ ANNE GERRITS
                             __________________________________________

                                   Anne Gerrits  (for  herself  and  as trustee
                                   under Trust Agreement dated          , 1993
                                   for the benefit of Alicia Gerrits)


                                    /S/ PATRICK GERRITS
                                    _________________________________________
                                   Patrick Gerrits Investment Ltd.


                                   ___________________________________________
                                   William  Murphy,  as  Co-Trustee for the
                                   Patrick   Gerrits   Irrevocable    Trust
                                   Agreement


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                                    /S/ CHRISTINE M. GERRITS
                                   __________________________________________
                                   Christine M. Gerrits, as Trustee for the
                                   Christine M. Gerrits Klines Trust



                                    /S/ DAVID GERRITS
                                    _________________________________________
                                   David  Gerrits,  as  Co-Trustee  of  the
                                   Patrick    Gerrits   Irrevocable   Trust
                                   Agreement



                                    /S/ JOHN WM. BECK
                                    _________________________________________
                                   John Wm. Beck



                                    /S/ JAMES C. KEAVNEY
                                    _________________________________________
                                   James  C. Keavney,  as  Trustee  of  the
                                   Laure L. Keavney IGST



                                    /S/ LAURE L. KEAVNEY
                                    _________________________________________
                                   Laure L.  Keavney,  as  Trustee  of  the
                                   James C. Keavney IGST




                                    /S/ JAMES C. AND LAURE L. KEAVNEY
                                    _________________________________________
                                   James C. and Laure L. Keavney




                                    /S/ CHARLES R. KRAUSER
                                    _________________________________________
                                   Charles  R.  Krauser  (as  Trustee under
                                   Voting Trust Agreement dated  April  27,
                                   1998  for  the benefit of Krauser Family
                                   Investments    Limited,    the   Krauser
                                   Education     Trust,    Goltra    Family
                                   Investments  Limited,   John  R.  Goltra
                                   IGST, Janet L. Goltra IGST,  and Dorothy
                                   D'Angelo)

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                                    /S/ JOHN R. GOLTRA
                                    _________________________________________
                                   John R. Goltra, on behalf of the  Goltra
                                   Family Investments Limited



                                    /S/ JOHN R. GOLTRA
                                    _________________________________________
                                   John  R. Goltra, as Trustee of the Janet
                                   L. Goltra IGST



                                    /S/ JANET L. GOLTRA
                                    _________________________________________
                                   Janet L.  Goltra, as Trustee of the John
                                   R. Goltra IGST



                                    /S/ ROSE KRAUSER
                                    _________________________________________
                                   Rose Krauser  as  Trustee of the Krauser
                                   Education Trust Agreement



                                    /S/ DOROTHY D'ANGELO
                                    _________________________________________
                                   Dorothy D'Angelo



                                    /S/ LUMIYA INTERNATIONAL, S.A.
                                    _________________________________________
                                   Lumiya International, S.A.



                                    /S/ INES DE S. SCHEDLBAUER
                                    _________________________________________
                                   Girasol Enterprises, S.A.



                                    /S/ GEORGE HAAS, JR. (CHAIRMAN)
                                    _________________________________________
                                   Haas Financial Corporation



                                    /S/ RAFAEL NIN
                                    _________________________________________
                                   Rafael Nin

                                    /S/ SUMMER KRAMER
                                    _________________________________________
                                   Summer Kramer


                                    /S/ ANGEL COLLADO SCHWARZ
                                    _________________________________________
                                   Angel Collado Schwarz


                                    /S/ THOMAS J. LAWLESS
                                   __________________________________________
                                   Thomas J. Lawless


                                    /S/ RONALD ROBISON
                                    _________________________________________
                                   Ronald Robison


                                    /S/ WILLIAM A. PROULX
                                    _________________________________________
                                   William A. Proulx


                                    /S/ JAMES O'BRIEN
                                    _________________________________________
                                   James O'Brien as Personal Representative
                                   of the estate of James O'Brien


                                   __________________________________________
                                   Linda McCune


                                   __________________________________________
                                   Sandra Waugh



                                   __________________________________________
                                   Charles Beach, Jr.



                                   __________________________________________
                                   Anita  F.  Gerrits as  Trustee  for  the
                                   Anita F. Gerrits Trust #1